Exhibit 1.1

HORSEHEAD HOLDING CORP.

Common Stock

($0.01 par value per share)

AT-THE-MARKET EQUITY OFFERING SALES AGREEMENT

October 23, 2015

STIFEL, NICOLAUS & COMPANY, INCORPORATED

One South Street, 15th Floor

Baltimore, Maryland 21202

Ladies and Gentlemen:

Horsehead Holding Corp., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell from time to time to or through Stifel, Nicolaus & Company, Incorporated (“Stifel Nicolaus”), as sales agent and/or principal (“Agent”), shares (the “Shares”) of the Company’s common stock, $0.01 par value per share (the “Common Stock”), having an aggregate offering price of up to $50,000,000 on the terms set forth in Section 2 of this At-the-Market Equity Offering Sales Agreement (the “Agreement”). The Company agrees that whenever it determines to sell Shares directly to the Agent as principal, it will enter into a separate agreement (each, a “Terms Agreement”) in substantially the form of Annex I hereto, relating to such sale in accordance with Section 3 of this Agreement.

Section 1. Representations and Warranties. The Company represents and warrants to the Agent that as of the date of this Agreement, any applicable Registration Statement Amendment Date (as defined in Section 3 below), each Company Periodic Report Date (as defined in Section 3 below), each Applicable Time (as defined in Section 1(b) below), and each Settlement Date (as defined in Section 2 below):

(a) Compliance with Registration Requirements. The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement under the Securities Act of 1933, as amended (the “1933 Act”) and the rules and regulations thereunder (the “1933 Act Regulations”), on Form S-3 (File No. 333-191441), in respect of the Company’s Common Stock (including the Shares) (collectively, the “Securities”) not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto, has become effective; the base prospectus filed as part of, or incorporated by reference to, such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Basic Prospectus”; the various parts of such registration statement, including all exhibits thereto and any prospectus supplement relating to the Shares that is filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the prospectus supplement specifically relating to the Shares prepared and filed with the Commission pursuant to Rule 424(b) under the 1933 Act is hereinafter called the “Prospectus Supplement”; the Basic Prospectus, as amended and supplemented by the Prospectus Supplement, is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act; any reference to any amendment or supplement to the Basic Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Shares filed with the Commission pursuant to Rule 424(b) under the 1933 Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and incorporated therein, in each case after the date of the Basic Prospectus, the Prospectus Supplement or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the 1934 Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the 1933 Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”).

(b) Compliance with Disclosure Requirements. The Registration Statement, as of its effective date and as of the date hereof and at the time of each amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether by post-effective amendment, incorporated report or form of prospectus), did not and does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; the Prospectus, does not, as of its date, and will not at each Settlement Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, provided, however, that this representation and warranty shall not apply to any statement in or omission from the Registration Statement or the Prospectus made in reliance upon and in conformity with information concerning the Agent and furnished to the Company in writing by or on behalf of the Agent expressly for use therein (that information being limited to that described in the last sentence of Section 7(b) hereof).

For the purposes of this Agreement, the “Applicable Time” means, with respect to any Shares, the time of sale of such Shares pursuant to this Agreement; the Prospectus and the applicable Issuer Free Writing Prospectus(es) issued at or prior to such Applicable Time, taken together (collectively, and, with respect to any Shares, together with the public offering price of such Shares, the “General Disclosure Package”) as of each Applicable Time and each Settlement Date, will not include any untrue statement of a material fact required to be stated therein or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and each applicable Issuer Free Writing Prospectus will not conflict with the information contained in the Registration Statement, the Prospectus Supplement or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the General Disclosure Package as of such Applicable Time, will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, provided, however, that this representation and warranty shall not apply to any statement in or omission from the General Disclosure Package or any Issuer Free Writing Prospectus made in reliance upon and in conformity with information concerning the Agent furnished to the Company in writing by the Agent expressly for use therein (that information being limited to that described in the last sentence of Section 7(b) hereof).

(c) Incorporation of Documents by Reference. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were filed with the Commission, complied in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations, and, when read together with the other information in the Prospectus, (a) at the time the Registration Statement became effective, (b) at the time the Prospectus was filed and (c) on the date of this Agreement, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d) Good Standing of the Company. The Company is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware, with requisite corporate power and authority to own, lease or operate its properties and to conduct its business as described in each of the Registration Statement, the Prospectus and the General Disclosure Package and to execute and deliver this Agreement, and to consummate the transactions contemplated herein (including the issuance, sale and delivery of the Shares).

(e) Good Standing of the Subsidiaries. Each of the Company’s existing subsidiaries (the “Subsidiaries” and, collectively with the Company, the “Company Group”), is a corporation or limited liability company duly organized and validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, with requisite corporate or other power and authority to own, lease or operate its properties and to conduct its business as described in each of the Registration Statement, the Prospectus and the General Disclosure Package and to consummate the transactions contemplated herein, as applicable, and, except as disclosed in the Registration Statement, the Prospectus and the General Disclosure Package, including Exhibit 21.1 to the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2014, all of the issued and outstanding capital stock or other ownership interest of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim and no Subsidiary is prohibited or restricted, directly or indirectly in any material respect, from paying dividends to the Company, or from making any other distribution with respect to such Subsidiary’s capital stock or from repaying to the Company or any other Subsidiary any amounts which may from time to time become due under any loans or advances to such Subsidiary from the Company or such other Subsidiary, or from transferring any such Subsidiary’s property or assets to the Company or to any other Subsidiary.

(f) Capitalization. The Company had, at the date indicated and at the date hereof, the duly authorized capitalization set forth in the Prospectus and the General Disclosure Package under the caption “Capitalization” after giving effect to the adjustments set forth therein; all of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable, and have not been issued in violation of or subject to any preemptive right or other similar right of stockholders arising by operation of law, under the certificate of incorporation or bylaws of the Company, as amended, under any agreement to which the Company is a party or otherwise; except as disclosed in or contemplated by the Prospectus and the General Disclosure Package, there are no outstanding (i) securities or obligations of the Company or any other member of the Company Group convertible into or exchangeable for any capital stock of the Company, (ii) warrants, rights or options to subscribe for or purchase from the Company any such capital stock or any such convertible or exchangeable securities or obligations or (iii) obligations of the Company or any member of the Company Group to issue or sell any shares of capital stock, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options.

(g) Authorization of Securities. The Shares have been duly authorized for issuance, sale and delivery pursuant to this Agreement and, when issued and delivered by the Company against payment therefor in accordance with the terms of this Agreement, will be duly and validly issued and fully paid and non-assessable, free and clear of any pledge, lien, encumbrance, security interest or other claim of any third party, and the issuance, sale and delivery of the Shares by the Company are not subject to any preemptive right, co-sale right, registration right, right of first refusal or other similar right of stockholders arising by operation of law, under the certificate of incorporation or bylaws of the Company, as in effect on the date hereof or the Settlement Date under any agreement to which the Company is a party or otherwise, other than as disclosed in the Registration Statement, the Prospectus and the General Disclosure Package.

(h) Due Qualification. Each member of the Company Group is duly qualified or licensed by, and is in good standing in, each jurisdiction (i) in which it conducts its business, or (ii) in which it owns or leases property or maintains an office, and in each case in which such qualification or licensing is necessary and in which the failure, individually or in the aggregate, to be so qualified or licensed could reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), or results of operations of the Company Group taken as a whole (a “Material Adverse Effect”).

(i) Compliance with Laws. The Company and each other member of the Company Group is in compliance with all applicable laws, rules, regulations, orders, decrees and judgments, including those relating to transactions with affiliates, except as would not reasonably be expected to have a Material Adverse Effect.

(j) Title to Property. Each member of the Company Group has good and marketable title to all real and personal property material to such member’s business and reflected as an asset owned by them in the Registration Statement, the Prospectus and the General Disclosure Package, in each case free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and defects, except as disclosed in the Registration Statement, the Prospectus and the General Disclosure Package or as could not reasonably be expected to have a Material Adverse Effect; any real property or personal property that is held under lease by each member of the Company Group and is material to such member’s business is held under a lease that is valid, existing and enforceable by such member of the Company Group, with such exceptions as are disclosed in the Registration Statement, the Prospectus and the General Disclosure Package or as could not reasonably be expected to have a Material Adverse Effect, and no member of the Company Group has received any written notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company Group under any such lease or affecting or questioning the rights of the Company or any member of the Company Group to the continued possession of the leased premises under such lease, in each case, which would reasonably be expected to have a Material Adverse Effect.

(k) Possession of Intellectual Property. Each member of the Company Group owns or possesses such licenses or other adequate rights to use all patents, trademarks, service marks, trade names, copyrights, software and design licenses, trade secrets, manufacturing processes, other intangible property rights and know-how (collectively “Intellectual Property Rights”), as are necessary for it to conduct its business as described in the Registration Statement, the Prospectus and the General Disclosure Package; and the expected expiration of any of such Intellectual Property Rights would not result in a Material Adverse Effect; no member of the Company Group has received written notice of any infringement of or conflict with (and, upon due inquiry, neither the Company nor any other member of the Company Group knows of any such infringement of or conflict with) asserted rights of others with respect to any Intellectual Property Rights which individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect.

(l) Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the offer and sale of the Shares did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement.

(m) Free Writing Prospectus Eligibility. The Company is eligible to use free writing prospectuses in connection with this offering pursuant to Rules 164 and 433 under the 1933 Act; any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the 1933 Act Regulations has been, or will be, filed with the Commission in accordance with the requirements of the 1933 Act and the 1933 Act Regulations; and each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the 1933 Act Regulations or that was prepared by or on behalf of or used by the Company complies or will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. The Company filed the Registration Statement with the Commission before using any Issuer Free Writing Prospectus; and each Issuer Free Writing Prospectus was preceded or accompanied by the most recent Prospectus satisfying the requirements of Section 10 under the 1933 Act;

(n) Use of Free Writing Prospectuses. The Company has not prepared, used or referred to, and will not, without the prior consent of the Agent (which consent may not be unreasonably withheld, delayed or conditioned), prepare, use or refer to, any free writing prospectus.

(o) Documents Delivered to Agent. The Basic Prospectus, the Prospectus Supplement and any Issuer Free Writing Prospectuses (to the extent any such Issuer Free Writing Prospectus was required to be filed with the Commission) delivered to the Agent for use in connection with the offering of the Shares contemplated herein have been and will be identical to the versions of such documents transmitted to the Commission for filing via the Electronic Data Gathering Analysis and Retrieval System (“EDGAR”), except to the extent permitted by Regulation S-T or Rule 424 of the 1933 Act Regulations.

(p) No Material Violation of Law. Except as otherwise disclosed in the Registration Statement, the Prospectus and the General Disclosure Package, no member of the Company Group has violated, or received notice of any violation with respect to, any law, rule, regulation, order decree or judgment applicable to it and its business, including those relating to transactions with affiliates, environmental, safety or similar laws, federal or state laws relating to discrimination in the hiring, promotion or pay of employees, federal or state wages and hours law, the Employee Retirement Income Security Act or the rules and regulations promulgated thereunder, except for those violations that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(q) No Stop Orders. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission; and the Company has complied to the Commission’s satisfaction with any request on the part of the Commission for additional information.

(r) Compliance with the 1933 Act. The Prospectus when filed and the Registration Statement as of its effective date and as of the date hereof complied, and any further amendments or supplements to the Registration Statement or the Prospectus will, when they become effective or are filed with the Commission, as the case may be, comply, in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

(s) Absence of Defaults. No member of the Company Group is in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under) (i) its certificate of incorporation, bylaws, or other organizational documents, as amended (collectively, the “Charter Documents”) or (ii) in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which any member of the Company Group is a party or by which any of them or their respective properties may be bound or affected, except, in the case of clause (ii) above, for such breaches or defaults which would not have a Material Adverse Effect.

(t) Absence of Conflicts. The execution, delivery and performance by the Company of this Agreement, the issuance, sale and delivery of the Shares by the Company, and the consummation by the Company of the transactions contemplated hereby, and the compliance by each member of the Company Group with the terms and provisions hereunder will not conflict with, or result in any breach of or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under), (i) any provision of the Charter Documents of any member of the Company Group, (ii) any provision of any contract, license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which any member of the Company Group is a party or by which it or its respective properties may be bound or affected, or (iii) any federal, state, local or foreign law, regulation or rule or any decree, judgment, permit or order applicable to any member of the Company Group, except in the case of clauses (ii) or (iii) for such conflicts, breaches or defaults which have been validly waived or would not reasonably be expected to have a Material Adverse Effect or result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of any member of the Company Group, except for any lien, charge, claim or encumbrance as would not reasonably be expected to have a Material Adverse Effect.

(u) Authorization of Agreement. This Agreement and any Terms Agreement have been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general principles of equity, and except to the extent that the indemnification provisions hereof or thereof may be limited by federal or state securities laws and public policy considerations in respect thereof. The Company has not entered into any other sales agreement or other similar arrangements with any agent or any other representative in respect of the market offerings of the Shares in accordance with Rule 415(a)(4) of the 1933 Act.

(v) Description of Securities. The Common Stock conforms to all statements relating thereto contained in the Prospectus and such description conforms to the rights set forth in the instruments defining the same. The Shares, when issued and delivered in accordance with the terms of this Agreement against payment therefor as provided herein, will, and the terms of this Agreement which are disclosed under the caption “Plan of Distribution” do, conform in all material respects to the descriptions thereof contained in the Registration Statement, the Prospectus and the General Disclosure Package.

(w) Absence of Further Requirements. No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency is required in connection with the execution, delivery and performance by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby, or the issuance, sale and delivery of the Shares as contemplated hereby or as contemplated in any Terms Agreement, other than (i) such as have been obtained or made, or will have been obtained or made on each the Settlement Date under the 1933 Act and the 1934 Act, (ii) such approvals as have been obtained in connection with the approval of the listing of the Shares on the NASDAQ Global Select Market (“NASDAQ”) and (iii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Agent.

The Company has submitted with NASDAQ all documents and notices required to be submitted in connection with the offering of the Shares; the Company has taken all necessary actions to ensure that, as of each Settlement Date or within applicable grace periods thereafter, it will be in compliance in all material respects with all applicable corporate governance requirements set forth in the NASDAQ Marketplace Rules (“NASDAQ Rules”) that are then in effect.

(x) Possession of Licenses and Permits. Each member of the Company Group has all necessary licenses, permits, certificates, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary licenses, permits, certificates, authorizations, consents and approvals from other persons required in order to conduct its respective business as described in the Registration Statement, the Prospectus and the General Disclosure Package, except to the extent that any failure to have any such licenses, permits, certificates, authorizations, consents or approvals, to make any such filings or to obtain any such licenses, permits, certificates, authorizations, consents or approvals would not, individually or in the aggregate, have a Material Adverse Effect; no member of the Company Group is in violation of, or in default under, any such license, permit, certificate, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to such member of the Company Group, the effect of which would reasonably be expected to have a Material Adverse Effect.

(y) Material Contracts. Each of the Registration Statement, the Prospectus and the General Disclosure Package contain accurate summaries of material contracts, agreements, instruments and other documents of the Company that are required to be described in a prospectus included in the Registration Statement.

(z) Absence of Proceedings and Labor Disputes. Other than as described in the Registration Statement, the Prospectus and the General Disclosure Package, there are no actions, suits, proceedings, inquiries, labor disputes or investigations pending or, to the knowledge of any member of the Company Group, threatened against the Company or any other member of the Company Group, or any of its respective properties, directors, officers or affiliates at law or in equity, or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency that would reasonably be expected to result in a judgment, decree, award or order having a Material Adverse Effect.

(aa) No Other Authorized Agents. Other than the Agent, the Company has not authorized anyone to make any representations regarding the offer and sale of the Shares, or regarding the Company in connection therewith; neither the Company nor any other member of the Company Group has received notice of any order or decree preventing the use of the Registration Statement, the Prospectus and the General Disclosure Package or any amendment or supplement thereto, and no proceeding for that purpose has commenced or is pending or, to its knowledge, is contemplated.

(bb) No Material Change in Business. Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Prospectus and the General Disclosure Package, and except as may be otherwise stated in such documents, there has not been (i) any event, circumstance or change that has had, or would reasonably be expected to have, a Material Adverse Effect, (ii) any transaction, other than in the ordinary course of business, which is material to the Company Group taken as a whole, entered into by any member of the Company Group, (iii) any obligation, contingent or otherwise, incurred by any member of the Company Group, other than in the ordinary course of business, which is material to the Company Group taken as a whole, (iv) any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, or any purchase by the Company of any of its outstanding capital stock, or (v) any material change in the indebtedness, other than in the ordinary course of business, or of the capital stock of any member of the Company Group.

(cc) Investment Company Act. Neither the Company nor any other member of the Company Group is, nor upon the sale of the Shares as contemplated herein and the application of the net proceeds therefrom as described in the Registration Statement, the Prospectus and the General Disclosure Package under the caption “Use of Proceeds”, will be, required to register as an “investment company” or an entity “controlled” by an “investment company” (as such terms are defined in the Investment Company Act of 1940, as amended).

(dd) Disclosure Controls. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the 1934 Act), which (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the 1934 Act are being prepared, (ii) have been evaluated for effectiveness as of the end of the last fiscal period covered by the Registration Statement, and (iii) to the Company’s knowledge, are effective in all material respects to perform the functions for which they were established. The Company is not aware of (a) any significant deficiency or material weakness in the design or operation of its internal controls over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information to management and the Board of Directors, or (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. Since the most recent evaluation of the Company’s disclosure controls and procedures described above, there have been no significant changes in internal control over financial reporting or in other factors that could significantly affect internal control over financial reporting.

(ee) Accounting Controls. The Company and each other member of the Company Group maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Prospectus and the General Disclosure Package fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(ff) No Reliance. The Company has not relied upon the Agent or legal counsel for the Agent for any legal, tax or accounting advice in connection with the offering and sale of the Shares.

(gg) Absence of Manipulation. No member of the Company Group or any of their respective directors, officers, representatives or affiliates have taken, directly or indirectly, any action intended, or which might reasonably be expected, to cause or result, under the 1933 Act, the 1934 Act or otherwise, in, or which has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(hh) Insurance. Each member of the Company Group carries, or is covered by, insurance (issued by insurers of recognized financial responsibility to the best of its knowledge) in such amounts and covering such risks as the Company or such Subsidiary reasonably believes is appropriate for the conduct of its respective business and the value of the assets to be held by it upon the consummation of the transactions and as are prudent and customary in the businesses in which they are engaged, all of which insurance is in full force and effect. No member of the Company Group has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business, except where any failure of the foregoing to be true and correct would reasonably be expected to have a Material Adverse Effect.

(ii) Financial Statements. The consolidated financial statements of the Company and its subsidiaries, including the related schedules and notes thereto, included in the Registration Statement, the Prospectus and the General Disclosure Package fairly present in all material respects the financial condition of the Company Group, taken as a whole, as of the respective dates thereof, and the results of their operations and cash flows for the periods then specified, correctly reflect and disclose all extraordinary items required by U.S. generally accepted accounting principles to be disclosed therein, and have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis and in accordance with Regulation S-X promulgated by the Commission, except as otherwise noted therein and except, in the case of unaudited financial statements, for the lack of footnote disclosure and the absence of normal year-end accruals; no other financial statements are required to be included in the Registration Statement, the Prospectus and the General Disclosure Package; the statistical and market-related data and forward-looking statements included in the Registration Statement, the Prospectus and the General Disclosure Package are based on or derived from sources that the Company believes to be reliable and accurate in all material respects and represent its good faith estimates that are made on the basis of data derived from such sources; the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Prospectus and the General Disclosure Package, fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(jj) ERISA. Except as would not have a Material Adverse Effect, the Company and each other member of the Company Group is in compliance with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company or any other member of the Company Group would have any liability; the Company and each other member of the Company Group has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Section 412 or 4971 of the Code; and each “pension plan” for which the Company and each other member of the Company Group would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(kk) Independent Accountants. Grant Thornton LLP, who has opined on certain financial statements incorporated by reference in each of the Registration Statement, the Prospectus and the General Disclosure Package, whose reports with respect to such financial statements incorporated by reference in the Registration Statement, the Prospectus and the General Disclosure Package are filed with the Commission as part of each of the Registration Statement, the Prospectus and the General Disclosure Package and who has delivered the comfort letters referred to in Section 6(d) hereof, is an independent registered public accounting firm with respect to the Company as required by the 1933 Act and the 1933 Act Regulations and is registered with the Public Company Accounting Oversight Board (the “PCAOB”).

(ll) Deemed Representation. Any certificate signed by any officer of the Company delivered to the Agent or to counsel for the Agent as required by this Agreement or any Terms Agreement shall be deemed a representation and warranty by each member of the Company Group to the Agent as to the matters covered thereby as of the date or dates indicated in such certificate.

(mm) No Other Offering Materials. The Company has not distributed and will not distribute any offering material in connection with the offer and sale of the Shares except for the Basic Prospectus, the Prospectus Supplement, any Issuer Free Writing Prospectus or the Registration Statement.

(nn) Actively-Traded Security. The Common Stock is an “actively-traded security” exempted from the requirements of Rule 101 of Regulation M under the 1934 Act by subsection (c)(1) of such rule.

(oo) Compliance with the Sarbanes-Oxley Act of 2002. The Company and, to the knowledge of the Company, the executive officers and directors of the Company in their capacities as such, are in compliance in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder that are effective and applicable to the Company as of the date hereof.

(pp) Payment of Taxes. Except where such failure to file or pay an assessment or lien would not in the aggregate reasonably be expected to have a Material Adverse Effect or where such matters are the result of a pending bona fide dispute with taxing authorities, (i) each member of the Company Group has accurately prepared and timely filed any and all federal, state, foreign and other tax returns that are required to be filed by it, if any, and has paid or made provision for the payment of all taxes, assessments, governmental or other similar charges, including without limitation, all sales and use taxes and all taxes which such member of the Company Group is obligated to withhold from amounts owing to employees, creditors and third parties, with respect to the periods covered by such tax returns (whether or not such amounts are shown as due on any tax return), (ii) no deficiency assessment with respect to a proposed adjustment of any member of the Company Group’s federal, state, local or foreign taxes is pending or, to the best of the such member of the Company Group’s knowledge, threatened; (iii) since the date of the most recent audited financial statements, no member of the Company Group has incurred any liability for taxes other than in the ordinary course of its business; and (iv) there is no tax lien, whether imposed by any federal, state, foreign or other taxing authority, outstanding against the assets, properties or business of any member of the Company Group.

(qq) Environmental Laws. Except as described in the Registration Statement, the Prospectus and the General Disclosure Package, or as would not in the aggregate reasonably be expected to have a Material Adverse Effect, (i) no member of the Company Group is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any legally binding judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) each member of the Company Group has all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (iii) there are no pending or, to the knowledge of any member of the Company Group, threatened, administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against any member of the Company Group, and (iv) to the knowledge of the members of the Company Group, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting any member of the Company Group relating to Hazardous Materials or any Environmental Laws.

(rr) Foreign Corrupt Practices Act. No member of the Company Group nor, to the knowledge of any member of the Company Group, any director, officer, agent, employee or Affiliate of the Company Group is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company Group and, to the knowledge of the Company Group, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(ss) Money Laundering Laws. The operations of the Company Group are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any member of the Company Group with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company Group, threatened.

(tt) OFAC. No member of the Company Group nor, to the knowledge of the Company Group, any director, officer, agent, employee or Affiliate of the Company Group is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department, the U.S. Department of Commerce, the U.S. Department of State (collectively, “Sanctions”), nor is any member of the Company Group located, organized or resident in a country or territory that is the subject of Sanctions. The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person, (i) to fund any activities of or business with any person that, at the time of such funding, is the subject of Sanctions, or is in Burma/Myanmar, Cuba, Iran, Libya, North Korea, Sudan or in any other country or territory, that, at the time of such funding, is the subject of Sanctions, or (ii) in any other manner that will result in a violation by any person (including any person participating in the offering of the Shares, whether as an underwriter, advisor, investor or otherwise) of Sanctions.

(uu) S-3 Eligibility. (A)(i) At the time of filing the Registration Statement and (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), the Company met the then applicable requirements for use of Form S-3 under the 1933 Act and (B) at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the 1933 Act) of the Shares, the Company was not an “ineligible issuer” as defined in Rule 405 under the 1933 Act.

Section 2. Sale and Delivery of Shares.

(a) Subject to the terms and conditions set forth herein, the Company agrees to issue and sell exclusively through the Agent acting as sales agent or directly to the Agent acting as principal from time to time, and the Agent agrees to use its commercially reasonable efforts to sell as sales agent for the Company, the Shares. Sales of the Shares, if any, through the Agent acting as sales agent or directly to the Agent acting as principal will be made by means of ordinary brokers’ transactions on the NASDAQ or sales made to or through a market maker, in privately negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. Notwithstanding anything to the contrary in this Agreement, the Agent may not sell the Shares by any method other than those deemed to be an “at the market offering” as defined in Rule 415 under the 1933 Act. The Agent shall effect any sales of Shares in accordance with applicable state and federal laws, NASDAQ Rules and otherwise in accordance with the terms of the applicable sales order from the Company or any Terms Agreement. Nothing contained herein restricts, nor may be deemed to restrict, the Company from undertaking another offering of its securities pursuant to a separate registration under the 1933 Act (or any exemption from such registration), or another offering under the Registration Statement.

(b) The Shares are to be sold on a daily basis or otherwise as shall be agreed to by the Company and the Agent on that trading day (other than a day on which the NASDAQ is scheduled to close prior to its regular weekday closing time, each, a “Trading Day”) that the Company has satisfied its obligations under Section 6 of this Agreement and that the Company has instructed the Agent to make such sales. On any Trading Day, the Company may instruct the Agent by telephone (confirmed promptly by telecopy or email, which confirmation will be promptly acknowledged by the Agent) as to the maximum aggregate dollar value, or the number of Shares, to be sold by the Agent on such day (in any event not in excess of the number available for issuance under the Prospectus and the currently effective Registration Statement) and the minimum price per Share at which such Shares may be sold. Subject to the terms and conditions hereof, the Agent shall use its commercially reasonable efforts to sell as sales agent all of the Shares so designated by the Company. The Company and the Agent each acknowledge and agree that (A) there can be no assurance that the Agent will be successful in selling the Shares, (B) the Agent will incur no liability or obligation to the Company or any other person or entity if they do not sell Shares for any reason other than a failure by the Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Shares as required by this Agreement, and (C) the Agent shall be under no obligation to purchase Shares on a principal basis except as otherwise specifically agreed by each of the Agent and the Company pursuant to a Terms Agreement. In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement will control.

(c) Notwithstanding the foregoing, the Company shall not authorize the issuance and sale of, and the Agent as sales agent shall not be obligated to use its commercially reasonable efforts to sell, any Shares (i) at a price lower than the minimum price therefor authorized, or (ii) in a number in excess of the number or maximum aggregate dollar value of Shares authorized to be issued and sold under this Agreement, in each case, by the Company’s board of directors, and notified to the Agent in writing. In addition, the Company may, upon notice to the Agent, suspend the offering of the Shares or the Agent may, upon notice to the Company, suspend the offering of the Shares with respect to which the Agent is acting as sales agent for any reason and at any time; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice. Any notice given pursuant to the preceding sentence may be given by telephone (confirmed promptly by telecopy or email, which confirmation will be promptly acknowledged).

(d) The gross sales price of any Shares sold pursuant to this Agreement by the Agent acting as sales agent of the Company shall be the market price prevailing at the time of sale for shares of the Company’s Common Stock sold by the Agent on the NASDAQ, at prices relating to prevailing market prices or at negotiated prices. The compensation payable to the Agent for sales of Shares with respect to which the Agent acts as sales agent shall be equal to 2.75% of the gross sales price of the Shares for amounts of Shares sold pursuant to this Agreement. The Company may sell Shares to the Agent, acting as principal, at a price agreed upon with the Agent at the relevant Applicable Time and pursuant to a separate Terms Agreement. The remaining proceeds, after further deduction for any transaction fees imposed by any governmental, regulatory or self-regulatory organization in respect of such sales, shall constitute the net proceeds to the Company for such Shares (the “Net Proceeds”). The Agent shall notify the Company as promptly as practicable if any deduction referenced in the preceding sentence will be required.

(e) If acting as a sales agent hereunder, the Agent shall provide written confirmation to the Company following the close of trading on the NASDAQ, each day in which Shares are sold under this Agreement setting forth the number of Shares sold on such day, the aggregate gross sales proceeds of the Shares, the Net Proceeds to the Company and the compensation payable by the Company to such Agent with respect to such sales.

(f) Under no circumstances shall the aggregate offering price or number, as the case may be, of Shares sold pursuant to this Agreement and any Terms Agreement exceed the aggregate offering price or number, as the case may be, of Shares of Common Stock (i) set forth in the preamble paragraph of this Agreement, (ii) available for issuance under the Prospectus and the then currently effective Registration Statement or (iii) authorized to be issued and sold under this Agreement or any Terms Agreement by the Company’s board of directors, and notified to the Agent in writing. In addition, under no circumstances shall any Shares with respect to which the Agent acts as sales agent be sold at a price lower than the minimum price therefor authorized from time to time by the Company’s board of directors, and notified to the Agent in writing.

(g) If either the Company or the Agent believes that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the 1934 Act (applicable to securities with an average daily trading volume of $1,000,000 that are issued by an issuer whose common equity securities have a public float value of at least $150,000,000) are not satisfied with respect to the Company or the Shares, such party shall promptly notify the other parties and sales of Shares under this Agreement and any Terms Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

(h) Settlement for sales of Shares pursuant to this Section 2 will occur on the third business day that is also a Trading Day following the trade date on which such sales are made, unless another date shall be agreed to by the Company and the Agent (each such day, a “Settlement Date”). On each Settlement Date, the Shares sold through the Agent for settlement on such date shall be delivered by the Company to the Agent against payment of the Net Proceeds from the sale of such Shares. Settlement for all Shares shall be effected by book-entry delivery of Shares to the Agent’s account at The Depository Trust Company against payments by the Agent of the Net Proceeds from the sale of such Shares in same day funds delivered to an account designated by the Company. If the Company shall default on its obligation to deliver Shares on any Settlement Date, the Company shall (i) indemnify and hold the Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company; provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, or damage results from gross negligence, bad faith or willful misconduct on the part of the Agent, and (ii) pay the Agent any commission to which it would otherwise be entitled absent such default.

(i) Notwithstanding any other provision of this Agreement, the Company and the Agent agree that no sales of Shares shall take place, and the Company shall not request the sale of any Shares that would be sold, and the Agent shall not be obligated to sell, during any period in which the Company is, or could be deemed to be, in possession of material non-public information or, unless otherwise agreed to by the Agent in its reasonable discretion, in which the Company’s insider trading or window policies, as they exist on the date of this Agreement or are hereafter amended, would prohibit the purchases or sales of the Company’s Common Stock by its employees, officers and directors.; provided that, unless otherwise agreed between the Company and the Agent, for purposes of this paragraph (i) such period shall be deemed to end on the date on which the Company’s next subsequent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, is filed with the Commission.

(j) At each Applicable Time, Settlement Date, Registration Statement Amendment Date, and each Company Periodic Report Date, the Company shall be deemed to have affirmed each representation and warranty contained in this Agreement. Any obligation of the Agent to use its commercially reasonable efforts to sell the Shares on behalf of the Company as sales agent shall be subject to the continuing accuracy of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 6 of this Agreement.

Section 3. Covenants. The Company agrees with the Agent:

(a) During any period when the delivery of a prospectus is required in connection with the offering or sale of Shares (whether physically or through compliance with Rule 153 or 172, or in lieu thereof, a notice referred to in Rule 173(a) under the 1933 Act), (i) to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to any Settlement Date which shall be disapproved by the Agent promptly after reasonable notice thereof and to advise the Agent, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish the Agent with copies thereof, (ii) to file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the 1933 Act, (iii) to file all reports and any definitive proxy or information statements required to be filed by the Company with the Commission within the times required to file such reports or definitive proxy or information statements pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act, (iv) to advise the Agent, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or other prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the form of the Registration Statement or the Prospectus or for additional information, and (v) in the event of the issuance of any such stop order or of any such order preventing or suspending the use of the Prospectus in respect of the Shares or suspending any such qualification, to promptly use its commercially reasonable efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such reasonable steps as may be necessary to permit offers and sales of the Shares by the Agent, which may include, without limitation, amending the Registration Statement or filing a new registration statement, at the Company’s expense (references herein to the Registration Statement shall include any such amendment or new registration statement).

(b) Promptly from time to time to take such action as the Agent may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as the Agent may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the sale of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation, to subject itself to taxation or to file a general consent to service of process in any jurisdiction; and to promptly advise the Agent of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(c) During any period when the delivery of a prospectus is required (whether physically or through compliance with Rules 153 or 172, or in lieu thereof, a notice referred to in Rule 173(a) under the 1933 Act) in connection with the offering or sale of Shares, the Company will make available to the Agent, as soon as practicable after the execution of this Agreement, and thereafter from time to time furnish to the Agent, copies of the most recent Prospectus in such quantities and at such locations as the Agent may reasonably request for the purposes contemplated by the 1933 Act. During any period when the delivery of a prospectus is required (whether physically or through compliance with Rules 153 or 172, or in lieu thereof, a notice referred to in Rule 173(a) under the 1933 Act) in connection with the offering or sale of Shares, and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the 1934 Act any document incorporated by reference in the Prospectus in order to comply with the 1933 Act or the 1934 Act, to notify the Agent and to file such document and to prepare and furnish without charge to the Agent as many written and electronic copies as the Agent may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance. Notwithstanding the foregoing, the Company shall not be required to furnish copies of any report or statement filed with the Commission to the extent it is available on EDGAR.

(d) To make generally available to its securityholders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the 1933 Act), an earnings statement of the Company and its Subsidiaries (which need not be audited) complying with Section 11(a) of the 1933 Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158). Notwithstanding the foregoing, the Company shall not be required to furnish such earnings statement filed with the Commission to the extent it is available on EDGAR.

(e) To use the Net Proceeds received by it from the sale of the Shares pursuant to this Agreement and any Terms Agreement in the manner specified in the Prospectus and the General Disclosure Package.

(f) In connection with the offering and sale of the Shares, the Company will submit to NASDAQ all documents and notices, and make all certifications, required by NASDAQ of companies that have securities that are listed on the NASDAQ and will use its best efforts to maintain such listings.

(g) To not take, directly or indirectly, and to use its best efforts to cause its affiliates to refrain from taking, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, under the 1934 Act or otherwise, the stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Shares.

(h) At each Applicable Time, each Settlement Date, each Registration Statement Amendment Date (as defined below), and each Company Periodic Report Date (as defined below), the Company shall be deemed to have affirmed each representation, warranty, covenant and other agreement contained in this Agreement or any Terms Agreement. In each Annual Report on Form 10-K or Quarterly Report on Form 10-Q filed by the Company in respect of any quarter in which sales of Shares were made by or through the Agent under this Agreement or any Terms Agreement (each date on which any such document is filed, and any date on which an amendment to any such document is filed, a “Company Periodic Report Date”), the Company shall set forth with regard to such quarter the number of Shares sold through the Agent under this Agreement or any Terms Agreement and the Net Proceeds received by the Company with respect to sales of Shares pursuant to this Agreement or any Terms Agreement.

(i) Upon commencement of the offering of Shares under this Agreement and each time the Shares are delivered to the Agent as principal on a Settlement Date pursuant to a Terms Agreement and promptly after each (i) date the Registration Statement or the Prospectus shall be amended or supplemented (other than (1) by an amendment or supplement providing solely for the determination of the terms of the Shares, (2) in connection with the filing of a prospectus supplement that contains solely the information set forth in Section 3(h), (3) in connection with the filing of any current reports on Form 8-K (other than any current reports on Form 8-K which contain financial statements, supporting schedules or other financial data, including any current report on Form 8-K under Item 2.02 of such form that is considered “filed” under the 1934 Act) or (4) by a prospectus supplement relating to the offering of other securities (including, without limitation, other shares of Common Stock)) (each such date, a “Registration Statement Amendment Date”) and, (ii) Company Periodic Report Date, the Company will furnish or cause to be furnished forthwith to the Agent a certificate dated the date of effectiveness of such amendment or the date of filing with the Commission of such supplement or other document, as the case may be, in a form reasonably satisfactory to the Agent to the effect that the statements contained in the certificate referred to in Section 6(e) of this Agreement which were last furnished to the Agent are true and correct at the time of such amendment, supplement or filing, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement, the Prospectus and the General Disclosure Package as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 6(e), but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented, or to the document incorporated by reference into the Prospectus, to the time of delivery of such certificate. As used in this paragraph, to the extent there shall be an Applicable Time on or following the date referred to in clause (i) or (ii) above, promptly shall be deemed to be on or prior to the next succeeding Applicable Time. The requirement to provide a certificate under this Section 3(i) shall be waived for any Registration Statement Amendment Date or Company Periodic Report Date occurring at a time at which no order for a sale is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a notice to sell Shares hereunder (which for such calendar quarter shall be considered a Registration Statement Amendment Date or Company Periodic Report Date, as applicable) and the next occurring Registration Statement Amendment Date. Notwithstanding the foregoing, if the Company subsequently decides to sell Shares following a Registration Statement Amendment Date or Company Periodic Report Date when the Company relied on such waiver and did not provide the Agent with a certificate under this Section 3(i), then before the Company seeks to sell Shares or the Agent accepts an order to sell any Shares, the Company shall provide the Agent with a certificate hereunder.

(j) Upon commencement of the offering of Shares under this Agreement and each time the Shares are delivered to the Agent as principal on a Settlement Date pursuant to a Terms Agreement, and promptly after each (i) Registration Statement Amendment Date and (ii) Company Periodic Report Date, the Company will furnish or cause to be furnished to the Agent and to counsel to the Agent the written opinion and letter of counsel to the Company and of the General Counsel to the Company, dated the date of effectiveness of such amendment or the date of filing with the Commission of such supplement or other document, as the case may be, in a form and substance reasonably satisfactory to the Agent and its counsel, of the same tenor as the opinions and letters referred to in Section 6(c) of this Agreement, but modified as necessary to relate to the Registration Statement, the Prospectus and the General Disclosure Package as amended and supplemented, or to the document incorporated by reference into the Prospectus, to the time of delivery of such opinion and letter or, in lieu of such opinion and letter, counsel last furnishing such letter to the Agent shall furnish such Agent with a letter substantially to the effect that the Agent may rely on such last opinion and letter to the same extent as though each were dated the date of such letter authorizing reliance (except that statements in such last letter shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance). As used in this paragraph, to the extent there shall be an Applicable Time on or following the date referred to in clause (i) or (ii) above, promptly shall be deemed to be on or prior to the next succeeding Applicable Time. The requirement to furnish or caused to be furnished an opinion or letter under this Section 3(j) shall be waived for any Registration Statement Amendment Date or Company Periodic Report Date occurring at a time at which no order for a sale is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a notice to sell Shares hereunder (which for such calendar quarter shall be considered a Registration Statement Amendment Date or Company Periodic Report Date, as applicable) and the next occurring Registration Statement Amendment Date. Notwithstanding the foregoing, if the Company subsequently decides to sell Shares following a Registration Statement Amendment Date or Company Periodic Report Date when the Company relied on such waiver and did not furnish or cause to be furnished to the Agent with an opinion or letter under this Section 3(j), then before the Company seeks to sell Shares or the Agent accepts an order to sell any Shares, the Company shall furnish or cause to be furnished to the Agent with an opinion or letter hereunder.

(k) Upon commencement of the offering of Shares under this Agreement and each time the Shares are delivered to the Agent as principal on a Settlement Date pursuant to a Terms Agreement, and promptly after each (i) Registration Statement Amendment Date and (ii) Company Periodic Report Date, the Company will cause Grant Thornton LLP, or other independent accountants reasonably satisfactory to the Agent, to furnish to the Agent a letter, dated the date of effectiveness of such amendment or the date of filing of such supplement or other document with the Commission, as the case may be, in form reasonably satisfactory to the Agent and its counsel, of the same tenor as the letter referred to in Section 6(d) hereof, but modified as necessary to relate to the Registration Statement, the Prospectus and the General Disclosure Package, as amended and supplemented, or to the document incorporated by reference into the Prospectus, to the date of such letter. As used in this paragraph, to the extent there shall be an Applicable Time on or following the date referred to in clause (i) or (ii) above, promptly shall be deemed to be on or prior to the next succeeding Applicable Time. The requirement to furnish or caused to be furnished a letter under this Section 3(k) shall be waived for any Registration Statement Amendment Date or Company Periodic Report Date occurring at a time at which no order for a sale is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a notice to sell Shares hereunder (which for such calendar quarter shall be considered a Registration Statement Amendment Date or Company Periodic Report Date, as applicable) and the next occurring Registration Statement Amendment Date. Notwithstanding the foregoing, if the Company subsequently decides to sell Shares following a Registration Statement Amendment Date or Company Periodic Report Date when the Company relied on such waiver and did not furnish or cause to be furnished to the Agent with a letter under this Section 3(k), then before the Company seeks to sell Shares or the Agent accepts an order to sell any Shares, the Company shall furnish or cause to be furnished to the Agent with a letter hereunder.

(l) The Company consents to Stifel Nicolaus trading in the Company’s Common Stock for Stifel Nicolaus’ own account and for the account of its clients at the same time as sales of Shares occur pursuant to this Agreement or any Terms Agreement, provided that at all times, the Agent is in compliance with Regulation M under the 1934 Act with respect to the Common Stock and provided that in no event shall the Agent trade the Common Stock for its proprietary accounts.

(m) If, to the knowledge of the Company, all filings required by Rule 424 in connection with this offering shall not have been made or the representations in Section 1(a) shall not be true and correct on the applicable Settlement Date, the Company will offer to any person who has agreed to purchase Shares from the Company as the result of an offer to purchase solicited by the Agent the right to refuse to purchase and pay for such Shares.

(n) The Company will cooperate timely with any reasonable due diligence review conducted by the Agent or its counsel from time to time, but, subject to the third and fourth paragraphs of Section 3(j), no more than quarterly, in connection with the transactions contemplated hereby or in any Terms Agreement, including, without limitation, and upon reasonable notice providing information and making available documents and appropriate corporate officers, during regular business hours and at the Company’s principal offices, as the Agent may reasonably request.

(o) During the time any instruction to sell shares or any Terms Agreement is in effect, the Company will not, without giving the Agent at least three business days’ prior written notice specifying the nature of the proposed sale and the date of such proposed sale and the Agent suspending activity under this program for such period of time as requested by the Company or as deemed appropriate by the Agent, (A) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, lend or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or securities convertible into or exchangeable or exercisable for or repayable with Common Stock, or file any registration statement under the 1933 Act with respect to any of the foregoing (other than a shelf registration statement under Rule 415 under the 1933 Act, a registration statement on Form S-8 or post-effective amendment to the Registration Statement) or (B) enter into any swap or other agreement or any transaction that transfers in whole or in part, directly or indirectly, any of the economic consequence of ownership of the Common Stock, or any securities convertible into or exchangeable or exercisable for or repayable with Common Stock, whether any such swap or transaction described in clause (A) or (B) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (x) any convertible securities or other rights in existence prior to the date of this Agreement,(y) the Shares to be offered and sold through the Agent pursuant to this Agreement or any Terms Agreement and (z) equity incentive awards approved by the board of directors of the Company or the compensation committee thereof or the issuance of Common Stock upon exercise thereof.

(p) If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Shares remain unsold, the Company will, prior to the Renewal Deadline file, if it has not already done so and is eligible to do so, an “automatic shelf registration statement” (as defined in Rule 405 under the 1933 Act) relating to the Shares, in a form reasonably satisfactory to the Agent. If the Company is not eligible to file an automatic shelf registration statement, the Company will, prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Shares, in a form reasonably satisfactory to the Agent, and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action reasonably necessary or appropriate to permit the issuance and sale of the Shares to continue as contemplated in the expired registration statement relating to the Shares. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

Section 4. Free Writing Prospectus.

(a)(i) The Company represents and agrees that without the prior consent of the Agent (which consent may not be unreasonably withheld, delayed or conditioned), it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the 1933 Act; and

(ii) the Agent represents and agrees that, without the prior consent of the Company (which consent may not be unreasonably withheld, delayed or conditioned), it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus required to be filed with the Commission.

(b) The Company has complied and will comply with the requirements of Rule 433 under the 1933 Act applicable to any Issuer Free Writing Prospectus (including any free writing prospectus identified in Section 4(a) hereof), including timely filing with the Commission or retention where required and legending.

Section 5. Payment of Expenses.

(a) The Company covenants and agrees with the Agent that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the 1933 Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, the Basic Prospectus, Prospectus Supplement, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Agent; (ii) the cost of printing or producing this Agreement or any Terms Agreement, any Blue Sky and Legal Investment Memoranda, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 3(b) hereof, including the reasonable fees and disbursements of counsel for the Agent in connection with such qualification and in connection with the Blue Sky and Legal Investment Surveys; (iv) any filing fees incident to, and the reasonable fees and disbursements of counsel for the Agent in connection with, any required review by the Financial Industry Regulatory Authority, Inc. (“FINRA”) of the terms of the sale of the Shares; (v) all fees and expenses in connection with listing or quoting the Shares on the NASDAQ; (vi) the cost of preparing the Shares; (vii) the costs and charges of any transfer agent or registrar or any dividend distribution agent; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Section 7 hereof, the Agent will pay all of its own costs and expenses, including the fees of its counsel, transfer taxes on resale of any of the Shares by it, and any advertising expenses connected with any offers it may make.

(b) If no Shares are sold under this Agreement, or if a number of Shares having an aggregate offering price of up to $20,000,000 are sold pursuant to this Agreement, the Company shall reimburse the Agent up to $50,000 of its reasonable out-of-pocket expenses, including the reasonable fees and disbursements of a single counsel for the Agent (which shall include the reasonable fees and disbursements pursuant to clauses (iii) and (iv) of the preceding paragraph (a)) incurred by the Agent in connection with the offering contemplated by this Agreement (together, the “Expenses”). If a number of Shares having an aggregate offering price of more than $20,000,000 are sold pursuant to this Agreement, the Company will not be required to reimburse the Agent for its Expenses.

Section 6. Conditions of Agent’s Obligation. The obligations of the Agent hereunder shall be subject, in its discretion, to the condition that all representations and warranties and other statements of the Company herein or in certificates of any officer of the Company delivered pursuant to the provisions hereof are true and correct as of the time of the execution of this Agreement, the date of any executed Terms Agreement, and as of each Registration Statement Amendment Date, Company Periodic Report Date, Applicable Time and Settlement Date, to the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus Supplement shall have been filed with the Commission pursuant to Rule 424(b) under the 1933 Act on or prior to the date hereof and in accordance with Section 3(a) hereof, any other material required to be filed by the Company pursuant to Rule 433(d) under the 1933 Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission, if any, shall have been complied with to the reasonable satisfaction of the Agent.

(b) On every date specified in Section 3(j) hereof (and subject to such Section), Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Agent, shall have furnished to the Agent such written opinion or opinions, dated as of such date, with respect to such matters as the Agent may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters (it being understood that, other than on the date of commencement of the offering of Shares under this Agreement, such opinions shall consist of a customary negative assurance letter).

(c) On every date specified in Section 3(j) hereof (and subject to such Section), Kirkland & Ellis LLP, counsel for the Company, the Company’s General Counsel or other counsel reasonably satisfactory to the Agent, shall have furnished to the Agent written opinion or opinions, dated as of such date, in form and substance reasonably satisfactory to the Agent (it being understood that, other than on the date of commencement of the offering of Shares under this Agreement, such opinions shall consist of a customary negative assurance letter).

(d) At the dates specified in Section 3(k) hereof (and subject to such Section), the independent accountants of the Company who have certified the financial statements of the Company and its Subsidiaries included or incorporated by reference in the Registration Statement, the Prospectus and the General Disclosure Package shall have furnished to the Agent a letter dated as of the date of delivery thereof and addressed to the Agent in form and substance reasonably satisfactory to the Agent and its counsel, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to Agent with respect to the financial statements of the Company and its Subsidiaries included or incorporated by reference in the Registration Statement, the Prospectus and the General Disclosure Package; provided that the letters delivered on each date specified in Section 3(k) hereof shall use a “cut-off” date no more than three (3) business days prior to such date.

(e)(i) Upon commencement of the offering of Shares under this Agreement, the Company will furnish or cause to be furnished promptly to the Agent a certificate of an officer in a form reasonably satisfactory to the Agent as to the resolutions adopted by the Company’s board of directors relating to the minimum price for the sale of the Shares pursuant to this Agreement and the maximum number of Shares that may be issued and sold pursuant to this Agreement or, alternatively, maximum gross proceeds from such sales, as authorized by the Company’s board of directors or, in connection with any amendment, revision or modification of such minimum price or maximum Share number or amount, or maximum gross proceeds, a new certificate with respect thereto and (ii) on each date specified in Section 3(i) (and subject to such Section), the Agent shall have received a certificate of executive officers of the Company, one of whom shall be the Chief Financial Officer, Chief Accounting Officer, Treasurer, or Executive Vice President in the area of capital markets and investments, dated as of the date thereof, to the effect that (A) there has been no Material Adverse Effect since the date as of which information is given in the Prospectus and the General Disclosure Package, as then amended or supplemented, (B) the representations and warranties in Section 1 hereof are true and correct as of such date and (C) the Company has complied with all of the agreements entered into in connection with the transactions contemplated herein and satisfied all conditions on its part to be performed or satisfied.

(f) On each date specified in Section 3(i) hereof (and subject to such Section), the Agent shall have received a written certificate executed by the chief financial officer of the Company, the form of which is attached as Exhibit A; provided, that such certificate delivered on each date specified in Section 3(i) shall use a “cut-off” date no more than three (3) business days prior to such date, as the case may be.

(g) Since the date of the latest audited financial statements then included or incorporated by reference in the Prospectus and the General Disclosure Package, except as otherwise disclosed in the Prospectus and the General Disclosure Package, no Material Adverse Effect shall have occurred.

(h) The Company shall have complied with the provisions of Section 3(c) hereof with respect to the timely furnishing of prospectuses.

(i) On such dates as reasonably requested by the Agent, but, subject to the third and fourth paragraphs of Section 3(j), no more than quarterly, the Company shall have conducted due diligence sessions, in form and substance reasonably satisfactory to the Agent.

(j) All filings with the Commission required by Rule 424 under the 1933 Act to have been filed by each Applicable Time or related Settlement Date shall have been made within the applicable time period prescribed for such filing by Rule 424 (without reliance on Rule 424(b)(8)).

(k) The Shares shall have received approval for listing on the NASDAQ prior to the first Settlement Date.

(l) Prior to any Settlement Date, the Company shall have furnished to the Agent such further information, documents or certificates as the Agent may reasonably request.

Section 7. Indemnification.

(a) The Company will indemnify and hold harmless the Agent against any losses, claims, damages or liabilities, to which the Agent may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Prospectus or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the 1933 Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Agent for any legal or other expenses reasonably incurred by the Agent in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by the Agent expressly for use therein.

(b) The Agent will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Prospectus, or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by the Agent expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred. The statements set forth in the second sentence of the third paragraph of the cover page and the second sentence of the second paragraph and sixth paragraph under “Plan of Distribution” in the Prospectus and the General Disclosure Package (to the extent such statements relate to the Agent) constitute the only information furnished by or on behalf of the Agent to the Company for the purposes of this Section 7.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party except and then only to the extent such indemnifying party is actually impaired by such failure or delay. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 7 for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation, unless the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such action or the indemnifying party shall not have employed counsel to have charge of the defense of such action within a reasonable time or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the indemnifying party (in which case, the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying party and paid as incurred (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate firm of attorneys for the indemnified party in any one action or series of related actions in the same jurisdiction (other than local counsel in any such jurisdiction) representing the indemnified parties who are parties to such action). No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Agent on the other from the offering of the Shares to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Agent on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total commissions received by the Agent. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Agent on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Agent agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), the Agent shall not be required to contribute any amount in excess of the total compensation received by the Agent with respect to sales of the Shares sold by it to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e) The obligations of the Company under this Section 7 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to the directors, officers, employees, attorneys and agents of the Agent and to each person, if any, who controls the Agent within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act; and the obligations of the Agent under this Section 7 shall be in addition to any liability which the Agent may otherwise have and shall extend, upon the same terms and conditions, to each director, officer, employee, attorney and agent of the Company and to each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act.

Section 8. Representations, Warranties and Agreements to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company and the Agent, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Agent or any controlling person of the Agent, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Shares.

Section 9. No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (i) the Agent is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of such offering) and (ii) the Agent has not assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Agent has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iii) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Agent has rendered advisory services of any nature or respect, or owe a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

Section 10. Termination.

(a) This Agreement shall terminate (i) automatically upon the sale of all the Shares as provided in this Agreement, (ii) automatically at the close of business on the date that the Registration Statement is no longer effective (for purposes of this clause (ii), “Registration Statement” includes any automatic shelf registration statement or new shelf registration statement filed by the Company after the Renewal Deadline to replace the initial registration statement), or (iii) upon termination of the Agreement pursuant to Section 10(b), (c) or (d) below.

(b) The Company shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time. Any such termination shall be without liability of any party to any other party, except that (i) with respect to any pending sale through the Agent for the Company, the obligations of the Company, including in respect of compensation of the Agent, shall remain in full force and effect through completion of such sale notwithstanding such termination; and (ii) the provisions of Section 1, Section 5(b), Section 7 and Section 8 of this Agreement shall remain in full force and effect notwithstanding such termination.

(c) The Agent shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time. Any such termination shall be without liability of any party to any other party, except that (i) with respect to any pending sale through the Agent for the Company, the obligations of the Agent shall remain in full force and effect through completion of such sale notwithstanding such termination; and (ii) the provisions of Section 1, Section 5(b), Section 7 and Section 8 of this Agreement shall remain in full force and effect notwithstanding such termination.

(d) This Agreement shall remain in full force and effect until and unless terminated pursuant to Section 10(a) or (b) or (c) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement or pursuant to this clause (d) shall in all cases be deemed to provide that Section 1, Section 5(b), Section 7 and Section 8 of this Agreement shall remain in full force and effect.

(e) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Agent or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Shares, such sale shall settle in accordance with the provisions of Section 2(h) hereof.

(f) In the case of any purchase by the Agent pursuant to a Terms Agreement, the Agent may terminate this Agreement, at any time at or prior to the Settlement Date (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus or the General Disclosure Package, any Material Adverse Effect, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Agent, impracticable or inadvisable to market the Shares or to enforce contracts for the sale of Shares, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the NASDAQ, or if trading generally on the American Stock Exchange or the NYSE or Nasdaq has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, FINRA or any other governmental authority, or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (v) if a banking moratorium has been declared by either Federal or New York authorities.

Section 11. Notices. All statements, requests, notices and agreements hereunder shall be in writing, and shall be delivered or sent by mail, electronic mail, telex or facsimile transmission as follows:

(a)	If to the Agent:

Stifel, Nicolaus & Company, Incorporated
One South Street, 15th Floor
Baltimore, Maryland 21202
Fax No. (443) 224-
Attention: Syndicate Department

with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036
Facsimile: (212) 735-2000
Attention: Phyllis G. Korff, Esq.
Yossi Vebman, Esq.
Michael J. Schwartz, Esq.

(b)	If to the Company:

Horsehead Holding Corp.
4955 Steubenville Pike, Suite 405
Pittsburgh, Pennsylvania 15205
Facsimile: (412) 788-1812
Attention: Gary R. Whitaker, Esq.
Vice President, General Counsel and Secretary

with a copy to:

Kirkland & Ellis LLP
300 N. LaSalle
Chicago, Illinois 60654
Facsimile: (312) 862-2200
Attention: James S. Rowe, Esq.
Christopher P. Bennett

Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

Section 12. Parties. This Agreement shall be binding upon, and inure solely to the benefit of, the Agent and the Company and, to the extent provided in Sections 7 and 8 hereof, the officers, directors, employees, attorneys and agents of the Company and the Agent and each person who controls the Company or the Agent, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of Shares through the Agent shall be deemed a successor or assign by reason merely of such purchase.

Section 13. Time of the Essence. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

Section 14. Waiver of Jury Trial. The Company and the Agent hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to jury trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

Section 15. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS PRINCIPLES OF CONFLICTS OF LAW.

Section 16. Counterparts. This Agreement and any Terms Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument. This Agreement and any Terms Agreement may be delivered by any party by facsimile or other electronic transmission.

Section 17. Severability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Agent and the Company in accordance with its terms.

Very truly yours,

HORSEHEAD HOLDING CORP.

By:	/s/ James M. Hensler
Name:	James M. Hensler
Title:	President and Chief Executive Officer

Accepted as of the date hereof:

STIFEL, NICOLAUS & COMPANY, INCORPORATED

By:	/s/ Daniel J. Covatta
Name:	Daniel J. Covatta
Title:	Managing Director

Annex I

HORSEHEAD HOLDING CORP.

Common Stock

($0.01 par value per share)

TERMS AGREEMENT

STIFEL, NICOLAUS & COMPANY, INCORPORATED

One South Street, 15th Floor

Baltimore, MD 21202

Attn: Syndicate Department

Ladies and Gentlemen:

Horsehead Holding Corp, a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein and in the At-the-Market Equity Offering Sales Agreement, dated October [•], 2015 (the “Sales Agreement”), between the Company and Stifel, Nicolaus & Company, Incorporated (the “Agent”), to issue and sell to the Agent the securities specified in the Schedule hereto (the “Purchased Securities”) [, and solely for the purpose of covering over-allotments, to grant to the Agent the option to purchase the additional securities specified in the Schedule hereto (the “Additional Securities”)]*.

[The Agent shall have the right to purchase from the Company all or a portion of the Additional Securities as may be necessary to cover over-allotments made in connection with the offering of the Purchased Securities, at the same purchase price per share to be paid by the Agent to the Company for the Purchased Securities; provided, however, that the number of Additional Securities to be delivered by the Company, taken together with the Purchased Securities, shall not at any time exceed the maximum aggregate offering amount set forth in the Sales Agreement. This option may be exercised by the Agent at any time (but not more than once) on or before the thirtieth day following the date hereof, by written notice to the Company. Such notice shall set forth the aggregate number of shares of Additional Securities as to which the option is being exercised, and the date and time when the Additional Securities are to be delivered (such date and time being herein referred to as the “Option Closing Date”); provided, however, that the Option Closing Date shall not be earlier than the Time of Delivery (as set forth in the Schedule hereto) nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. Payment of the purchase price for the Additional Securities shall be made at the Option Closing Date in the same manner and at the same office as the payment for the Purchased Securities.]*

Each of the provisions of the Sales Agreement not specifically related to the solicitation by the Agent, as agent of the Company, of offers to purchase securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement [and] [,] the Applicable Time [and any Option Closing Date]*, except that each representation and warranty in Section 1 of the Sales Agreement which makes reference to the Prospectus (as therein defined) shall be deemed to be a representation and warranty as of the date of the Sales Agreement in relation to the Prospectus, and also a representation and warranty as of the date of this Terms Agreement [and] [,] the Settlement Date [and any Option Closing Date]* in relation to the Prospectus as amended and supplemented to relate to the Purchased Securities.

An amendment to the Registration Statement (as defined in the Sales Agreement), or a supplement to the Prospectus, as the case may be, relating to the Purchased Securities [and the Additional Securities]*, in the form heretofore delivered to the Agent is now proposed to be filed with the Securities and Exchange Commission.

I-1

Subject to the terms and conditions set forth herein and in the Sales Agreement which are incorporated herein by reference, the Company agrees to issue and sell to the Agent and the latter agrees to purchase from the Company the number of shares of the Purchased Securities at the time and place and at the purchase price set forth in the Schedule hereto.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Agent and the Company in accordance with its terms.

Very truly yours,

HORSEHEAD HOLDING CORP.

By:
Name:
Title:

Accepted as of the date hereof:

STIFEL, NICOLAUS & COMPANY, INCORPORATED

By:
Name:
Title:

I-2

Exhibit A

HORSEHEAD HOLDING CORP.

CHIEF FINANCIAL OFFICER’S CERTIFICATE

[•], 2015

I, Robert D. Scherich, Vice President and Chief Financial Officer of Horsehead Holding Corp., a Delaware corporation (the “Company”), do hereby certify, solely in my capacity as an officer of the Company and not in my individual capacity, as of the date hereof, as follows:

1.	I am familiar with the Company’s accounting records and have responsibility for financial and accounting matters with respect to the Company.

2.	No consolidated financial statements for the Company prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) as of any date or for any periods subsequent to [•], 2015 are available.

3.	I am unaware of any material deterioration in the financial condition or performance of the Company and its consolidated subsidiaries, since [•], 2015, and except as otherwise disclosed in the Prospectus and the General Disclosure Package, I am unaware of any current or pending item, condition or event that could be expected to have a material adverse impact on the Company’s financial results for the three and six month periods ended June 30, 2015.

4.	I supervised the compilation of and reviewed the circled information marked with an “A” contained on the attached Exhibit A (the “Historical Information”), which is included or incorporated by reference in the Prospectus and the General Disclosure Package. As of the date such information was included or incorporated by reference in the Prospectus and the General Disclosure Package, each of the Historical Information: (x)(i) matched or was accurately derived from the applicable internal accounting and/or financial records of the Company and/or (ii) was accurately derived from applicable internal records or schedules prepared by management or (y) with respect to estimates was prepared in good faith based upon assessments and assumptions which I believe were reasonable and fair in light of the conditions and facts existing as of the time such estimates were made.

5.	Since the date such information was included or incorporated by reference in the Prospectus and the General Disclosure Package, nothing has come to my attention that as of the respective date of the Prospectus and the General Disclosure Package caused me to believe that the Historical Information was not true, correct and accurate, in each case in all material respects.

6.	I supervised the compilation of and reviewed the circled information marked with a “B” contained on the attached Exhibit A (the “Forward-Looking Information”), which is included or incorporated by reference in the Prospectus and the General Disclosure Package. The Forward-Looking Information includes certain projections, estimates and forecasts. As of the respective date such information was included or incorporated by reference in the Prospectus and the General Disclosure Package, each item of the Forward-Looking Information has been prepared by the Company in good faith based on (i) principles consistent with the Company’s internal models and, to the extent applicable, with past practices of the Company with respect to its publicly announced projections, estimates and forecasts, (ii) assumptions that are reasonable as of the date of that certain At-the-Market Equity Offering Sales Agreement dated October 23, 2015, by and between the Company and Stifel, Nicolaus & Company, Incorporated (the “Agreement”) and as of the date hereof and (iii) to the extent the Forward-Looking Information related to GAAP financial measures, accounting principles applied on a basis consistent with that of the historical consolidated audited financial statements of the Company. To my knowledge, each item of the Forward-Looking Information is reasonable and was based upon estimates and assumptions which I believe to be reasonable and fair in light of current conditions and current facts and reflect the good faith and reasonable estimates of the future financial performance of Company and its subsidiaries and of the other information projected therein for the periods set forth therein. Nothing has come to my attention that as of the date hereof caused me to believe that the Forward-Looking Information contains a material misstatement or omission, or is misleading.

7.	This certificate is being furnished to the Agent to assist it in conducting its investigation of the Company in connection with the signing of the Agreement.

8.	Capitalized terms used herein and not defined shall have the meaning ascribed to such terms in the Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed and delivered this Chief Financial Officer’s Certificate on behalf of the Company as of the date first written above.

HORSEHEAD HOLDING CORP.

By:
Name:	Robert D. Scherich
Title:	Vice President and Chief Financial Officer

[Signature Page to Chief Financial Officer’s Certificate]